Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this amendment to the Annual Report of First Capital, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. § 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ William W. Harrod
William W. Harrod
President and Chief Executive Officer

/s/ Michael C. Frederick
Michael C. Frederick
Executive Vice President, Chief Financial Officer and Treasurer

Date: June 2, 2022